SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) April 15, 2002

AMSOUTH AUTO RECEIVABLES, LLC
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-38676	63-1254677
(Commission File Number)	(Registrant’s I.R.S. Employer Identification No.)

1900 Fifth Avenue North, AmSouth Center, Birmingham, Alabama	35203
(Address of Principal Executive Offices)	(Zip Code)

(205) 326-5300
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5.    Other Events.

Information relating to distributions to Noteholders for the Collection Period preceding the date of this Report of AmSouth Auto Trust 2000-1 in respect of the Class A-1 Asset Backed Notes, Class A-2 Asset Backed Notes, Class A-3 Asset Backed Notes, Class A-4 Asset Backed Notes, Class B Asset Backed Notes and Class C Asset Backed Notes (collectively, the “Notes”) issued by AmSouth Auto Trust 2000-1 and the performance of the Receivables held by the Registrant, together with certain other information relating to the Notes, is contained in a Monthly Servicing Report and a Monthly Noteholders Statement which are provided directly to the Indenture Trustee and indirectly provided to the Noteholders by the Indenture Trustee pursuant to the Sale and Servicing Agreement dated as of October 1, 2000 between AmSouth Auto Trust 2000-1, as Issuer, the Registrant, as Seller, AmSouth Bank, as Servicer, and The Bank of New York Trust Company of Florida, National Association, as Indenture Trustee (the “Agreement”). The Monthly Noteholders Statement and Monthly Servicing Report for the Collection Period preceding the date of this Report are attached hereto and are incorporated herein by reference.

Item 7.    Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Document Description
99.1	Monthly Noteholders Statement for the Collection Period preceding the date of this Report relating to the Notes issued by AmSouth Auto Trust 2000-1.

99.2	Monthly Servicing Report for the Collection Period preceding the date of this Report relating to the Notes issued by AmSouth Auto Trust 2000-1.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMSOUTH AUTO RECEIVABLES, LLC

By:	/s/ T. KURT MILLER
T. Kurt Miller Secretary

April 29, 2002

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INDEX TO EXHIBITS

Exhibit No.	Document Description
99.1	Monthly Noteholders Statement for the Collection Period preceding the date of this Report relating to the Notes issued by AmSouth Auto Trust 2000-1.

99.2	Monthly Servicing Report for the Collection Period preceding the date of this Report relating to the Notes issued by AmSouth Auto Trust 2000-1.

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